As filed with the Securities and Exchange Commission on June ____, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALPHA ENERGY, INC.

(Exact name of registrant as specified in its charter)

Colorado	1311	90-1020566
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

600 17th Street, 2800 South
Denver, CO 80202
303-563-5340
Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Reginald A. Kemp
8471 Pebble Court
Wellington, CO 80549
(970) 227-0549
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P. Gewerter, Esq.

Harold P. Gewerter, Esq. Ltd.

5536 S. Ft. Apache #102

Las Vegas, NV 89148

(702) 382-1714

Fax: (702) 382-1759

Email: harold@gewerterlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  X .

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)
Units(1) for sale by Our Company	400,000	$0.25	$100,000.00	$12.88
Selling Shareholders– Common Stock	331,070	$0.25	$82,767.50	$10.66

(1)

1 common share and 1 warrant exercisable at $0.50.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.25 per share. It is possible that the Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

SUBJECT TO COMPLETION, DATED ____________ __, 2014.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

ALPHA ENERGY, INC.

331,070 Shares of Common Stock and 400,000 Units

This prospectus will also allow us to issue up to 400,000 Units consisting of 1 share of our common stock and 1 warrant exercisable at $0.50(“Units” or “Securities”) in our initial public offering. The proceeds from the sale of these Units will be available for use by the company. This prospectus will also allow 19 selling shareholders to sell 331,070shares of common stock which proceeds will not be available for use by the company. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the OTC Bulletin Board and no market for these securities may develop. The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.25 per share. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

	Offering Price per Unit	Gross Proceeds to Our Company	Offering Expenses (1) (2)	Net Proceeds to Our Company	Net Proceeds to Selling Shareholders
Per Unit (Initial Public Offering)	0.25	0.25	0.02	0.23	0.00
Per Share (Selling Shareholders)	0.25	0.00	0.00	0.00	0.25
Total	$182,767.50	$100,000.00	$8,000	$92,000	$82,767.50

(1)

Estimated expenses to be paid by the Issuer including payment of any underwriting or placement commissions, discounts or expense.

(2)

Selling shareholders shall not pay any expenses of offering their shares. All expenses of this offering shall be borne by the Issuer.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July ___, 2014.

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	6
Cautionary Note Regarding Forward-Looking Statements	12
Use of Proceeds	12
Capitalization	13
Dilution	13
Market for Common Equity and Related Stockholder Matters	15
Description of Business and Property	15
Management’s Discussion and Analysis of Financial Condition and Results of Operations	16
Our Management	19
Security Ownership of Certain Beneficial Owners and Management	21
Certain Relationships and Related Party Transactions	22
Description of Capital Stock	22
Selling Stockholders	24
Plan of Distribution	25
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	29
Legal Opinion	29
Experts	29
Interests of Named Experts and Counsel	29
Additional Information	30
Report of Independent Registered Public Accounting Firm	F-2
Part II – Information Not Required in Prospectus	II-1
Signatures	II-4

Unless otherwise specified, the information in this prospectus is set forth as of July __, 2014, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to Alpha Energy, Inc. See Cautionary Note Regarding Forward Looking Statements on page 8.

Our Company

The Company was formed on September 26, 2013 in the State of Colorado. The Company is a development stage company and our auditors have issued a going concern opinion.

Business Strategy

The Company was incorporated in September 2013. The current market for oil and gas exploration and development of new and existing oil and gas projects is very favorable for Alpha Energy, Inc. at this time. It is our business strategy to capitalize on new drilling technology to pursue existing and by-passed opportunities in the highly profitable energy industry. Our lean, low overhead and highly experienced team is ideally suited to take maximum advantage of the opportunities that may be uneconomical to larger or heavily leveraged oil and gas companies.

The purpose of the company is to be an active participant in the oil and gas industry by acquiring existing oil and gas assets and developing new exploration opportunities. Two primary approaches are being followed to accomplish this goal. The first is to own oil and gas production either by buying existing production with potential for upside through more drilling or by employing enhanced recovery methods. The second approach is to purchase oil and gas leases with good seismic data located in close proximity or covering existing fields with good drilling and development potential. These are opportunities are unattractive to the large organizations, but ideal for our operational approach.

In the initial phase of the company, we will concentrate on obtaining existing gas production in Colorado, western Kansas and Wyoming that can be enhanced over time and with the added potential of additional future drilling. These wells would target shallower formations resulting in lower operating costs, higher profitability and lower risk. In the second phase we will seek opportunities to acquire existing production with potential for in-field development or new exploratory drilling in Oklahoma and Texas. As the company grows, our plans include entry into the gas marketing business focusing on marketing direct to end users, and expanding our areas of interest for purchasing oil production, oil and gas leases and localized field gas gathering systems. We are confident that with the experience of our corporate personnel and our contract personnel the company will thrive.

Our executive offices are located at 600 17th Street, Suite 2800 South, Denver CO 80202. Our telephone number is 303-563-5340.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of--

(A)

the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)

the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)

the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D)

the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

This prospectus covers up to 400,000 Units consisting of 1 common share and 1 warrant exercisable at $0.50 to be issued and sold by the company at a price of $0.25 per share in a direct public offering and 331,070shares held by selling shareholders to be sold at $0.25 per share.

ABOUT THIS OFFERING

Securities Being Offered

Up to 400,000 Units of Alpha Energy, Inc. to be sold by the company at a price of $0.25 per share and 331,070 shares of common stock of Alpha Energy, Inc. to be sold by selling shareholders at a price of $0.25 per share.

Initial Offering Price	The company will sell up to 400,000 Units at a price of $0.25 per share and the selling shareholders will sell up to 331,070 shares at a price of $0.25 per share.

Terms of the Offering

The company will offer and sell the Units of its common stock at a price of $0.25 per share in a direct offering to the public. The selling shareholders will offer and sell the shares of their common stock at a price of $0.25 per share.

Termination of the Offering

The offering will conclude when the company has sold all of the 400,000 Units of common stock offered by it. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 3.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in September 2013 but we have not yet begun full scale operations. We have not licensed or sold any substantial amount of products commercially through our websites and do not have any definitive agreements to do so. We have not proven that our business model will allow us to generate a profit.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of ($19,935) as of March 31, 2014 and we expect to continue to incur significant set up expenses in the foreseeable future related to the completion of development and commercialization of our sites. As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund set up and marketing. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2014 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if our business grows, we will be required to manage multiple relationships. Any further growth by us, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Risks Relating to Our Business

Competition in the oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring viable leases.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed.

Oil and gas exploration are highly speculative ventures and it is highly probable that no reserves will be discovered and any funds spent on exploration will be lost.

Drilling for oil and gas involves numerous risks, including the risk that we will not encounter commercially productive oil reservoirs. The wells we drill or participate in may not be productive and we may not recover all or any portion of our investment in those wells. The seismic data and other technologies we use do not allow us to know conclusively prior to drilling a well that crude is present or may be produced economically. The costs of drilling, completing and operating wells are often uncertain, and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors including, but not limited to:

•

unexpected drilling conditions;

•

pressure or irregularities in formations;

•

equipment failures or accidents;

•

mechanical difficulties, such as lost or stuck oil field drilling and service tools;

•

fires, explosions, blowouts and surface cratering;

•

uncontrollable flows of oil and formation water;

•

environmental hazards, such as oil spills, pipeline ruptures and discharges of toxic gases;

•

other adverse weather conditions; and

•

increase in the cost of, or shortages or delays in the availability of, drilling rigs and equipment.

Certain future drilling activities may not be successful and, if unsuccessful, this failure could have an adverse effect on our future results of operations and financial condition. While all drilling, whether developmental or exploratory, involves these risks, exploratory drilling involves greater risks of dry holes or failure to find commercial quantities of hydrocarbons.

Our future operating revenue is dependent upon the performance of our leased properties.

Our future operating revenue depends upon our ability to profitably operate our existing leased properties by drilling and completing wells that produce commercial quantities of oil and gas and our ability to expand our operations through the successful implementation of our plans to explore, acquire and develop additional properties. The successful development of oil and gas properties requires an assessment of potential recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors. Such assessments are necessarily inexact. No assurance can be given that we can produce sufficient revenue to operate our existing properties or acquire additional oil and gas producing properties and leases. We may not discover or successfully produce any recoverable reserves in the future, or we may not be able to make a profit from the reserves that we may discover. In the event that we are unable to produce sufficient operating revenue to fund our future operations, we will be forced to seek additional, third-party funding, if such funding can be obtained. Such options would possibly include debt financing, sale of equity interests in our Company, joint venture arrangements, or the sale of oil and gas interests. If we are unable to secure such financing on a timely basis, we could be required to delay or scale back our operations. If such unavailability of funds continued for an extended period of time, this could result in the termination of our operations and the loss of an investor’s entire investment.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

Our industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs and delivery times of rigs, equipment and supplies are substantially greater. In addition, the demand for, and wage rates of, qualified drilling rig crews rise as the number of active rigs in service increases. As a result of increasing levels of exploration and production in response to strong prices of oil and natural gas, the demand for oilfield services and equipment has risen, and the costs of these services and equipment are increasing. If the unavailability or high cost of drilling rigs, equipment, supplies or qualified personnel were particularly severe in areas where we operate, we could be materially and adversely affected.

Market factors in the oil and gas business are out of our control and so we may not be able to profitably sell any reserves that we find.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls or any combination of these and other factors, and respond to changes in domestic, international, political, social and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our future financial performance. These factors cannot be accurately predicted and the combination of these factors may result in our Company not receiving an adequate return on invested capital.

Title to the properties in which we have an interest may be impaired by title defects.

No assurance can be given that we will not suffer a monetary loss from title defects or title failure. Additionally, undeveloped acreage has greater risk of title defects than developed acreage. If there are any title defects or defects in assignment of leasehold rights in properties in which we hold an interest, we will suffer a financial loss.

We are subject to risks arising from the failure to fully identify potential problems related to acquired reserves or to properly estimate those reserves.

Although we perform a review of the acquired properties that we believe is consistent with industry practices, such reviews are inherently incomplete. It generally is not feasible to review in depth every individual property involved in each acquisition. Ordinarily, we will focus our review efforts on the higher-value properties and will sample the remainder, and depend on the representations of previous owners. However, even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Inspections may not always be performed on every well, and environmental problems, such as ground water contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, we often assume certain environmental and other risks and liabilities in connection with acquired properties. There are numerous uncertainties inherent in estimating quantities of proved oil reserves and actual future production rates and associated costs with respect to acquired properties, and actual results may vary substantially from those assumed in the estimates. There are no proved reserves on the properties acquired to date.

A substantial or extended decline in oil and gas prices may adversely affect our business, financial condition, cash flow, liquidity or results of operations as well as our ability to meet our capital expenditure obligations and financial commitments to implement our business plan.

Any revenues, cash flow, profitability and future rate of growth we achieve will be greatly dependent upon prevailing prices for oil and gas. Our ability to maintain or increase our borrowing capacity and to obtain additional capital on attractive terms is also expected to be dependent on oil and gas prices. Historically, oil and gas prices and markets have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas are subject to potentially wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty, and a variety of additional factors beyond our control. Those factors include:

•

the domestic and foreign supply of oil and natural gas;

•

the ability of members of the Organization of Petroleum Exporting Countries and other producing countries to agree upon and maintain oil prices and production levels;

•

political instability, armed conflict or terrorist attacks, whether or not in oil or natural gas producing regions;

•

the level of consumer product demand;

•

the growth of consumer product demand in emerging markets, such as China and India;

•

weather conditions, including hurricanes and other natural occurrences that affect the supply and/or demand of oil and natural gas;

•

domestic and foreign governmental regulations and other actions;

•

the price and availability of alternative fuels;

•

the price of foreign imports;

•

the availability of liquid natural gas imports; and

•

worldwide economic conditions.

These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of oil and natural gas. Lower oil and natural gas prices may not only decrease our revenues on a per unit basis, but may also reduce the amount of oil we can produce economically, if any. A substantial or extended decline in oil and natural gas prices may materially affect our future business, financial condition, results of operations, liquidity and borrowing capacity. While our revenues may increase if prevailing oil and gas prices increase significantly, exploration and production costs and acquisition costs for additional properties and reserves may also increase.

Current and future governmental and environmental regulations could adversely affect our business.

Our business is subject to federal, state and local laws and regulations on taxation, the exploration for and development, production and marketing and safety matters. Many laws and regulations require drilling permits and govern the spacing of wells, rates of production, prevention of waste, unitization and pooling of properties and other matters. These laws and regulations have increased the costs of planning, designing, drilling, installing, operating and abandoning our oil wells and other facilities. In addition, these laws and regulations, and any others that are passed by the jurisdictions where we have production, could limit the total number of wells drilled or the allowable production from successful wells, which could limit our revenues.

Our operations are also subject to complex environmental laws and regulations adopted by the various jurisdictions in which we have or expect to have operations. We could incur liability to governments or third parties for any unlawful discharge of pollutants into the air, soil or water, including responsibility for remedial costs. We could potentially discharge these materials into the environment in any of the following ways:

•

from a well or drilling equipment at a drill site;

•

from gathering systems, pipelines, transportation facilities and storage tanks;

•

damage to oil wells resulting from accidents during normal operations; and

•

blowouts, cratering and explosions.

Because the requirements imposed by laws and regulations are frequently changed, no assurance can be given that laws and regulations enacted in the future, including changes to existing laws and regulations, will not adversely affect our business. In addition, because we acquire interests in properties that have been operated in the past by others, we may be liable for environmental damage caused by the former operators.

Risks Relating to our Stock

The Offering price of $0.25 per Unit is arbitrary.

The Offering price of $0.25 per Unit has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company. The proceeds of the sale may not be sufficient to implement the company’s business strategy.

Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC Bulletin Board or listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our common stock quoted via the OTC Electronic Bulletin Board. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•

the ability of the company to offer and sell the shares of common stock offered hereby;

•

the integration of multiple technologies and programs;

•

the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

•

changes in existing and potential relationships with collaborative partners;

•

the ability to retain certain members of management;

•

our expectations regarding general and administrative expenses;

•

our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

•

other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. The Company will be required to update any forward looking statements as required by law.

USE OF PROCEEDS

With respect to up to 400,000 shares of common stock to be sold by the Company, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

•

working capital;

•

set up and marketing activities;

•

capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various funding levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. The offering expenses of any selling shareholders are not included in this table, and any such expenses that were to be incurred would be paid out of General Operating Expenses. The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates. Pending such uses, we intend to place such funds in an FDIC insured bank account.

USE OF PROCEEDS *

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	100,000	200,000	300,000	400,000

Gross Proceeds	$25,000	$50,000	$75,000	$100,000
Less: Offering Expenses*	500	1,000	1,500	2,000

Net Proceeds to the Company	$24,500	$49,000	$73,500	$98,000

Use of Proceeds:
Legal & Accounting	10,000	10,000	10,000	10,000
General Operational Expenses	0	14,000	13,500	13,000
Production & Development	14,500	25,000	50,000	75,000

Total	$24,500	$49,000	$73,500	$98,000

* Offering Expenses $0.02/share of gross proceeds.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2013 and March 31, 2014:

	December 31, 2013	March 31, 2014
Current Assets	$2,684	$19,138
Current liabilities	3,275	5,275
Stockholder’s deficit:

Common stock	816	827
Additional paid-in capital	40,482	56,971
Accumulated deficit	(17,889)	(19,935)
Total stockholders’ equity	23,409	37,863

Total capitalization	$23,409	$37,863

DILUTION

The net tangible book value of our company as of March 31, 2014 was ($37,863) or ($0.00) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on March 31, 2014.

Our net tangible book value and our net tangible book value per share will be impacted by the 400,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $0.25 per share.

We are registering 400,000 shares of common stock for sale by our company. If all shares are sold at the offering price of $0.25 per share less estimated offering expenses, our net tangible book value and per share dilution under various offering scenarios as of March 31, 2014, is illustrated in the following table:

	$100,000 Offering (100%)	$75,000 Offering (75%)	$50,000 Offering (50%)	$25,000 Offering (25%)

Number of current shares held	8,357,000	8,357,000	8,357,000	8,357,000
Number of new shares issued	400,000	300,000	200,000	100,000
Total number of new shares held	8,757,000	8,657,000	8,557,000	8,457,000

Net tangible book value before this offering	$37,863	$37,863	$37,863	$37,863
Net proceeds to the company	98,000	73,500	49,000	24,500
Net tangible book value after this offering	$135,863	$111,363	$86,863	$62,363

Assumed public offering price per share	$0.25	$0.25	$0.25	$0.25
Net tangible book value per share before this offering	$0.00	$0.00	$0.00	$0.00
Increase attributable to new investors	$0.02	$0.01	$0.0 1	$0.01
Net tangible book value per share after this offering	$0.02	$0.01	$0.01	$0.01
Dilution per share to new stockholders	$0.23	$0.24	$0.24	$0.24

Current Shareholders % after offering	95.4%	96.5%	97.6%	98.7%
Purchasers % after offering	4.6%	3.5%	2.4%	1.3%

Control

The issuer is registering 331,070 shares of common stock that is collectively held by 19 shareholders. These shareholders will continue to own the majority of the issuer’s registered common stock after the offering, and will continue to control the issuer.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of May 15, 2014, the Company has nineteen (19) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Our Company

The Company was formed on September 26, 2013 in the State of Colorado.

Business Strategy

The Company was incorporated in September 2013. Our business model is to purchase or trade stock for oil and gas properties to be held as long term assets. Oil and gas commodity pricing has stabilized under the current economic market conditions bringing the U.S. to become the number one producer in the world. The momentum to drill using enhanced drilling technology in previously undeveloped areas assures the continued value of these properties. Our lean operating structure positions us well to compete in this very competitive market. Our strategy is to acquire producing properties, which have proven un-drilled locations available for further development. There are an abundance of good drilling prospects available that have either been overlooked or are not big enough for the larger companies. In the process of identifying these drilling prospects, the Company will utilize the expertise of existing staff and employ the highest caliber contract engineering firms available to further evaluate the properties. To qualify for acquisition, the calculated cash flow after taxes and operating expenses, including ten percent (10%) interest per year, will recover the acquisition cost in 22 to 30 months. The cash flow calculation will be based conservatively on $70 per barrel of oil and $3.00 per MCF of gas. In addition, the selection criteria will require the life of current producing wells to be 7 years or longer and the field must have a minimum total life of 15 years.

In the first phase we will be concentrating on prospects in eastern and southeastern Colorado and Wyoming. The depth of the wells in the target areas average from 1500 ft. for the Niobrara formation to a total depth of 5800 ft. for the Topeka, Heebner, Lansing Kansas City, Marmaton, Cherokee, Atoka, Morrow, Mississippian, Spergen, and Osage formations. By concentrating our initial efforts on shallower prospects we minimize drilling and operating costs. As we grow we plan to expand into the Front Range (Northern Front Range Outcrop) and Denver Basin Province (D-J Basin, Wattenberg) of Colorado and into western Kansas (Hugoton Embayment Anadarko Basin – Central Kansas Uplift). The wells in these areas range from 4,000 ft. to 10,000 ft. Such wells are more expensive to drill and operate, but also offer bigger returns. Some of the formations in these areas are the Sussex, Niobrara, Codell, J Sand and the D Sand formations.

In the second phase of operations, we will expand into Oklahoma, Texas, and eastern Kansas. We will then place a great deal of emphasis on natural gas production and the transportation of natural gas. We believe natural gas will be the fuel of the future for automobiles, trucks and buses because of the clean-air standards that are proposed and will soon be going into effect, and now is an ideal time to acquire natural gas assets due to the current pricing matrix. The Company also plans on acquiring field transportation and short haul lines as part of our future business plan expansion. Acquiring these types of company lines, specifically in the areas where the company will have production located, will be advantageous due to savings in internal transportation costs, and the profitability margins of operating the lines and marketing natural gas. Managing the transportation system, in conjunction with field operations, will enhance cash flow. After obtaining the transportation lines, we hope to then develop our own end-users for natural gas. This will further enhance the profit margin of the company.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of--

(A)

the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)

the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)

the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D)

the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

 As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Employees

As of June 1, 2014, we have no employees, but have four (4) officers and directors who are non-employee Directors. We have no agreements with any of our management/subcontractors for any services. We consider our relations with our subcontractors to be good.

Description of Property

We currently lease office space at 600 17th Street, 2800 South, Denver Colorado 80202 as our principal offices. We believe these facilities are in good condition, but that we may need to expand our leased space as our business efforts increase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of December 31, 2013 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Plan of Operation

The Company was incorporated in September 2013. Our business model is to purchase or trade stock for oil and gas properties to be held as long term assets. Oil and gas commodity pricing has stabilized under the current economic market conditions bringing the U.S. to become the number one producer in the world. The momentum to drill using enhanced drilling technology in previously undeveloped areas assures the continued value of these properties. Our lean operating structure positions us well to compete in this very competitive market. Our strategy is to acquire producing properties, which have proven un-drilled locations available for further development. There are an abundance of good drilling prospects available that have either been overlooked or are not big enough for the larger companies. In the process of identifying these drilling prospects, the Company will utilize the expertise of existing staff and employ the highest caliber contract engineering firms available to further evaluate the properties. To qualify for acquisition, the calculated cash flow after taxes and operating expenses, including ten percent (10%) interest per year, will recover the acquisition cost in 22 to 30 months. The cash flow calculation will be based conservatively on $70 per barrel of oil and $3.00 per MCF of gas. In addition, the selection criteria will require the life of current producing wells to be 7 years or longer and the field must have a minimum total life of 15 years.

In the first phase we will be concentrating on prospects in eastern and southeastern Colorado and Wyoming. The depth of the wells in the target areas average from 1500 ft. for the Niobrara formation to a total depth of 5800 ft. for the Topeka, Heebner, Lansing Kansas City, Marmaton, Cherokee, Atoka, Morrow, Mississippian, Spergen, and Osage formations. By concentrating our initial efforts on shallower prospects we minimize drilling and operating costs. As we grow we plan to expand into the Front Range (Northern Front Range Outcrop) and Denver Basin Province (D-J Basin, Wattenberg) of Colorado and into western Kansas (Hugoton Embayment Anadarko Basin – Central Kansas Uplift). The wells in these areas range from 4,000 ft. to 10,000 ft. Such wells are more expensive to drill and operate, but also offer bigger returns. Some of the formations in these areas are the Sussex, Niobrara, Codell, J Sand and the D Sand formations.

In the second phase of operations, we will expand into Oklahoma, Texas, and eastern Kansas. We will then place a great deal of emphasis on natural gas production and the transportation of natural gas. We believe natural gas will be the fuel of the future for automobiles, trucks and buses because of the clean-air standards that are proposed and will soon be going into effect, and now is an ideal time to acquire natural gas assets due to the current pricing matrix. The Company also plans on acquiring field transportation and short haul lines as part of our future business plan expansion. Acquiring these types of company lines, specifically in the areas where the company will have production located, will be advantageous due to savings in internal transportation costs, and the profitability margins of operating the lines and marketing natural gas. Managing the transportation system, in conjunction with field operations, will enhance cash flow. After obtaining the transportation lines, we hope to then develop our own end-users for natural gas. This will further enhance the profit margin of the company.

Liquidity and Capital Resources

As of December 31, 2013 we had current assets $2,684, consisting of $2,229 in cash and $455 in prepaid expenses. Current liabilities at December 31, 2013, totaled $3,275. As of March 31, 2014 we had current assets of $19,138, consisting of $10,683 in cash, $4,500 in subscriptions receivable and $3,955 in prepaid expenses. Current liabilities at March 31, 2014, totaled $5,275.

We have no material commitments for the next twelve months. We will however require additional capital to meet our liquidity needs. Currently, the Company has determined that its anticipated monthly cash flow needs should not exceed $8,000 per month for the last 6 months of 2014.

The Company’s projected capital needs and its projected increase in expenses are based upon the Company’s projected acquisition of oil and gas interests over the coming twelve months; however, in the event that the full offering proceeds are not raised, the Company would acquire the oil and gas interests at a slower pace and/or focus its energies on the refinement of existing properties to maximum their productivity. The Company’s success does not depend on a scheduled acquisition and therefore it has flexibility to scale back its expenses to meet actual income.

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the Company will receive increasing revenues from operations in the coming year; however, since the Company has a short history of revenues, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%. As the Company’s expenses are relatively stable, unless additional websites are rolled out, the Company believes it can fund its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional funds during 2014 and 2015 through sales of equity, debt and convertible securities, if it is deemed necessary.

Alpha Energy has no intention in investing in short-term or long-term discretionary financial programs of any kind.

Results of Operations

We generated no revenue from September 26, 2013 (inception) to March 31, 2014. As a result, we have reported a net loss of $17,889 for the period ended December 31, 2013 and $19,935 through March 31, 2014.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern. Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenues of recognized trends and uncertainties in our market will not be recognized until such time as the Company has had sufficient operations to provide a baseline.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on the results we report in our financial statements, which we discuss under the heading "Results of Operations" following this section of our MD&A. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.

We set forth below those material accounting policies that we believe are the most critical to an investor’s understanding of our financial results and condition and that require complex management judgment.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Revenue Recognition

The company recognizes revenue under ASC 605 “Revenue Recognition.” Revenue is recognized when it is invoiced to the customer.

OUR MANAGEMENT

Executive Officers

Name	Age	Position

Michael D. Davis	54	Chief Executive Officer & Director

Karen Ziegler	67	President, CFO, CAO, Treasurer

Fred L. Croci	67	Vice President, Asset Advisor Manager

Reginald A. Kemp	78	Corporation Secretary and Office Manager

Directors, Executive Officers, Promoters and Control Persons

Michael D. Davis – Chief Executive Officer & Director

Mr. Davis has over 32 years of experience in the oil and gas industry. Prior to joining Alpha Energy, Inc., Mr. Davis served as Chief Executive Officer of CREDO Petroleum Corporation (Denver, CO), a publically held oil and gas exploration company (NASDAQ “CRED”). While leading CREDO as CEO, the company was recognized as ”#10 of Top Oil and Gas Companies” in Denver – Denver Business Journal, 2012; and also received the distinction of being included within the Russell 2000 Index for 2012 of companies nationwide. In October 2012, Mr. Davis was instrumental in the sale and merger of CREDO to Forestar Group, Inc. (NYSE “FOR”) for a premium all-cash transaction of $148 million. Before joining CREDO, Mr. Davis served as Manager of Acquisitions & Divestitures at privately held Aviva, Inc. (Denver, CO) where he managed acquisitions and divestitures covering over 6,000 properties throughout 26 states - representing 24 separate business unit partnerships. Mr. Davis also served as Vice President of Land & Business Development at DRM Energy Corporation (Denver, CO) where he was responsible for business development and strategic planning for new ventures in oil and gas exploration and production on behalf of a multi-billion dollar international joint venture group comprised of Neumin Production Company (USA), Formosa Petrochemical Corporation (FPCC-Taiwan) and Formosa Plastics (FPC-USA). Mr. Davis was responsible for procuring new acquisitions on behalf of the Formosa group which included evaluations of acquisitions valued at over $1 billion for a single transaction. He was also instrumental in the development and allocation of the joint venture group’s combined annual drilling budget which reached in excess of $200 million. Mr. Davis has held several other senior-level positions with energy companies located in the Rocky Mountain Region, including Cimarex Energy (Denver, CO) and Anschutz Exploration Corporation (Denver, CO). Mr. Davis also currently serves as Executive Member of BlackRock Oil and Gas, LLC (Denver, CO), a company engaged in evaluations and acquisitions of oil and gas leases, royalty, mineral and working interest. He has been involved in private ownership and operations of various other entities which include real estate development, construction management and oil and gas investments.

Mr. Davis received his Bachelor of Science Degree in Business Administration - Industrial Relations from Colorado State University, and he completed the Energy Executive Management Program at the University of Oklahoma, Price College of Business. Mr. Davis was awarded the honorable designation of “Who’s Who in Energy” in the Denver Business Journal in November 2012. He has also been acknowledged in the annual publication of the Oil and Gas Investor magazine edition of “Who’s Who in Exploration and Production – Acquisitions & Divestitures” from 2010 through 2013.

Karen Ziegler – President, CFO, CAO, Treasurer

Ms. Ziegler has for many years participated in a variety of roles in major real estate development projects. These involved simultaneous projects for multiple residential developments, major water and sewer infrastructure improvement projects and multiple commercial development projects.

In addition, she has served in several administrative activities in various oil and gas ventures. In these capacities, she has performed analytical, accounting, cost projections, budgeting, scheduling and profit and loss analysis functions.

Fred L. Croci – Vice President, Asset Advisor Manager

Mr. Croci’s 43 year business career has spanned many facets of the real estate and oil and gas industries. A graduate of Iowa State University, he has held brokerage licenses in Iowa, Illinois, Wyoming and Colorado and has been involved in the brokerage, sales, leasing, development, and construction activities of, or provided consulting services on hundreds of millions of dollars’ worth of development properties, most recently in Northern Colorado, including a wide variety of project types.

He also has extensive experience with oil and gas marketing and oil operating companies. This includes participation with gas and oil drilling programs over several central and western states involving multiple drilling rigs. His focus was on renovation, rework and improvement of old producing fields. This focus included a major emphasis on waterflood projects where old producing oil fields were reworked to improve production via waterflooding the permeable sandstone formations.

As president of a professional management firm, Mr. Croci oversaw other entities including corporations, liability companies and limited liability limited partnerships.

Reginald A. Kemp – Corporation Secretary and Office Manager

Mr. Kemp is a seasoned manager with more than 40 years’ experience in large international aerospace and private engineering and manufacturing companies and emerging divisions of such operations. His involvement with human resources, procurement, material/production control, cost accounting, contracts management, project management and governmental entity interface activities uniquely equip him to serve Alpha Energy.

His most recent efforts have involved a major expansion of a small private engineering and manufacturing company. In this position, he facilitated government permitting approvals for physical plant and site expansions, coordinated construction, oversaw major subcontractors involved with the project, maintained schedules and budgets and oversaw local governmental inspections throughout the project’s construction and completion.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary*	Bonus	Stock Awards	Option Awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation	Total Compensation
Michael D. Davis, Chief Executive	2014	$0	0		0	0	0	0	$0
Officer & Director	2013	0	0		0	0	0	0	0

Karen Ziegler	2014	$0	0		0	0	0	0	0
President	2013	0	0		0	0	0	0	0

Fred L. Croci	2014	0	0		0	0	0	0	0
Vice President	2013	0	0		0	0	0	0	0

Reginald A. Kemp	2014	0	0		0	0	0	0	0
Secretary	2013	0	0		0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of June 1, 2014.

Compensation of Non-Employee Directors. We currently have only non-employee directors and no compensation was paid to non-employee directors in the period ended December 31, 2013 or thru June 1, 2014. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of three members who are not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of May 15, 2014, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares Beneficially Owned (*)	Percent of Class (**)

Arrow Consulting LLP	PO Box 1397 Wellington, CO 80549	2,050,000	24.5%
Ballycastle Living Trust	1500 Cliff Branch Drive Henderson, NV 89014	3,000,000	35.8%
AG Management Associates	PO Box 1397 Wellington, CO 80549	1,150,000	13.8%
Black Rock Oil and Gas, LLC	P. O. Box 372041 Denver, CO 80237	650,000	7.8%
Croci Land Holding, LLC	PO Box 549 Fort Collins, CO 80522	500,000	6.0%
Reginald A. Sr., Frances H. Kemp	PO Box 205 Wellington, CO 80549	500,000	6.0%

All Directors and Officers as a Group (1 persons)		500,00	6.0%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute Beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percent of class is calculated on the basis of the number of shares outstanding on June 1, 2014 (8,357,000).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Alpha Energy, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

The Company received advances from related parties totaling $275 during the period ended December 31, 2013. The advances from related parties are due on demand with no interest incurred.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its members do not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at June 1, 2014
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	65,000,000	8,357,000
Preferred stock, $0.001 par value per share	10,000,000	0

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Limitations on Stockholder Actions

Title 7 of the Colorado Revised Statutes ("CRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Title 7 of the Colorado Revised Statutes further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to Title 7 of the Colorado Revised Statutes or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the CRS.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management. These selling shareholders are Underwriters for this offering.

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering (1)	Percentages Beneficially Owned After the Offering

AG Management Associates	1,150,000	11,500	1,138,500	99%
Arrow Consulting, LLP	2,050,000	20,500	2,029,500	99%
Ballycastle Living Trust	3,000,000	30,000	2,970,000	99%
CBK Management Assoc.	72,000	720	71,280	99%
Grant Ziegler	50,000	500	49,500	99%
Black Rock Oil and Gas, LLC	650,000	6,500	643,500	99%
Croci Land Holding, LLC	500,000	5,000	495,000	99%
Reginald A. Sr. and Frances H. Kemp	500,000	5,000	495,000	99%
Angela Stevens	50,000	500	49,500	99%
Delmer E. & Sharon K Zeigler	40,000	400	39,600	99%
Southwest Business Services, LLC	30,000	300	29,700	99%
Dennis Arends	15,000	150	14,850	99%
Joshua Haveman	20,000	20,000	0	0%
Margaret H. Kantes	10,000	10,000	0	0%
Bonita Walker	10,000	10,000	0	0%
Kayleigh S. Hewtt	20,000	20,000	0	0%
Deron Horne	40,000	40,000	0	0%
Reginald A. Kemp & Sherry Kemp	20,000	20,000	0	0%
Margaret R. Christie	30,000	30,000	0	0%
Croci Land Holding, LLC	83,333	83,333	0	0%
Reginald A. Sr. and Frances H. Kemp	16,667	16,667	0	0%

	8,357,000	331,070	8,025,930	96%

(1)

The number of shares listed in these columns includes all shares beneficially owned by the selling stockholder.

The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after June 1, 2014, were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated based on the 8,357,000 shares of common stock were outstanding on June 1, 2014.

PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Underhill Securities Corp. is an underwriter of this offering. The selling stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•

broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.25 per share. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholders are an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with re-sales of their respective shares under this Registration Statement.

The company is required to pay all fees and expenses incident to the registration of the shares, but the company will not receive any proceeds from the sale of the common stock by selling stockholders. The company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

By Our Company

We may sell the Units subject to this prospectus from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

•

directly to investors;

•

to investors through agents;

•

to dealers; and/or

•

through one or more underwriters.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the shares of common stock may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with us or perform services for us from time to time in the ordinary course of business.

The distribution of the Units may be effected from time to time in one or more transactions:

•

at a fixed price or prices.

Shares sold as part of the Units sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC Electronic Bulletin Board. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. In the sale of the shares, underwriters or agents may receive compensation from us or from purchasers of the shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities will be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Each time we sell Units, we will describe the method of distribution of the Units in the prospectus supplement relating to such transaction. The applicable prospectus supplement will, where applicable:

•

identify any such underwriter or agent;

•

describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•

identify the amounts underwritten; and

•

identify the nature of the underwriter’s obligation to take the shares.

If underwriters are utilized in the sale of the securities, the Units may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale. We may offer the shares to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the shares will be obligated to purchase all of the shares offered if any are purchased.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities, such as over allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. The underwriters may also impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage re-sales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the shares less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

How to Invest:

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1)

an executed copy of the Subscription Agreement, available from the company; and

2)

a check payable to the order of Alpha Energy, Inc. in the amount of $0.25 for each share you want to purchase.

OTC Electronic Bulletin Board Considerations

We intend to apply to have our stock traded on the OTC Electronic Bulletin Board. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Electronic Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Title 7 of the CRS provides that directors and officers of Colorado corporations may, under certain circumstances, be indemnified against expenses (including attorneys‘ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. CRS also provides that directors and officers may also be indemnified against expenses (including attorneys‘ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq. of Harold P. Gewerter, Esq. Ltd., 5536 S. Ft. Apache #102, Las Vegas, NV 89148, (702) 382-1714, Fax: (702) 382-1759, E-mail: harold@gewerterlaw.com.

EXPERTS

The consolidated financial statements included in this prospectus for the period from inception (September 26, 2013) and ended December 31, 2013 have been audited by Malone Bailey, LLP an independent registered public accounting firm to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Alpha Energy, Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

ALPHA ENERGY, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

December 31, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Alpha Energy, Inc. (a development stage company)

Denver, Colorado

We have audited the accompanying balance sheet of Alpha Energy, Inc. (the “Company”), as of December 31, 2013, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from September 26, 2013 (inception) through December 31, 2013. These financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alpha Energy, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the period from September 26, 2013 (inception) through December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no operations and no means to generate positive cash flows, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MALONE BAILEY, LLP

www.malonebailey.com

Houston, Texas

May 6, 2014

ALPHA ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
DECEMBER 31, 2013

ASSETS
Current assets
Cash	$2,229
Prepaid expenses	455
Total current assets	2,684

Intangible asset	24.000

Total assets	$26,684

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
Accounts payable	$3,000
Notes payable, related party	275
Total current liabilities	3,275

Stockholders' equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued or outstanding	-
Common stock, $0.0001 par value; 65,000,000 shares authorized; 8,157,000 issued and outstanding	816
Additional paid in capital	40,482
Deficit accumulated during the development stage	(17,889)
Total stockholders' equity	23,409

Total liabilities and stockholders' equity	$26,684

See accompanying notes to financial statements.

ALPHA ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
PERIOD FROM SEPTEMBER 26, 2013 (INCEPTION) TO DECEMBER 31, 2013

Revenues	$-

Operating expenses
Professional services	17,048
General and administrative	841
Total operating expenses	17,889

Loss from operations	(17,889)

Provision for income taxes	-

Net loss applicable to common shareholders	$(17,889)

Net loss per share, basic and diluted	$(0.00)

Weighted average shares outstanding, basic and diluted	8,083,633

See accompanying notes to financial statements.

ALPHA ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
PERIOD FROM SEPTEMBER 26, 2013 (INCEPTION) TO DECEMBER 31, 2013

	Preferred Stock		Common Stock		Additional Paid in Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance, September 26, 2013 (Inception)	-	$-	-	$-	$-	$-	$-
Common stock issued for services	-	-	7,977,000	798	-	-	798
Common stock issued for asset acquisition	-	-	50,000	5	23,995	-	24,000
Common stock issued for cash	-	-	130,000	13	16,487	-	16,500
Net loss, period ended December 31, 2013	-	-	-	-	-	(17,889)	(17,889)
Balance, December 31, 2013	-	$-	8,157,000	$816	$40,482	$(17,889)	$23,409

See accompanying notes to financial statements.

ALPHA ENERGY, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
PERIOD FROM SEPTEMBER 26, 2013 (INCEPTION) TO DECEMBER 31, 2013

Cash flows from operating activities
Net loss	$(17,889)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	798
Changes in operating assets and liabilities
Prepaid expenses	(455)
Accounts payable	3,000
Net cash used in operating activities	(14,546)

Net cash used in investing activities	-

Cash flows from financing activities
Proceeds from related party notes	275
Proceeds from sale of common stock	16,500
Net cash provided by financing activities	16,775

Cash, beginning of period	-
Net change in cash	2,229
Cash, end of period	$2,229

Supplemental disclosure of non-cash investing activities
Issuance of common stock for intangible asset	$24,000

Supplemental cash flow information
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to financial statements.

ALPHA ENERGY, INC.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Alpha Energy, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development stage in accordance with ASC 915, “Development Stage Entities.”

Organization, Nature of Business and Trade Name

The Company was incorporated in the State of Colorado on September 26, 2013 for the purpose of acquiring and executing on oil and gas leases. The Company has not yet realized revenues from its planned business activities and is considered a development stage company in accordance with ASC 915 “Development Stage Entities.”

Basis of Presentation and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company has been in the developmental stage since inception and has no operations outside of those organizational in nature to date. The Company has not yet recognized revenues from its planned business activities.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

ALPHA ENERGY, INC.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The Company’s valuation techniques used to measure the fair value of money market funds and certain marketable equity securities were derived from quoted prices in active markets for identical assets or liabilities. The valuation techniques used to measure the fair value of all other financial instruments, all of which have counterparties with high credit ratings, were valued based on quoted market prices or model driven valuations using significant inputs derived from or corroborated by observable market data.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Oil and natural gas properties

We account for our oil and natural gas producing activities using the full cost method of accounting as prescribed by the United States Securities and Exchange Commission (SEC). Under this method, subject to a limitation based on estimated value, all costs incurred in the acquisition, exploration, and development of proved oil and natural gas properties, including internal costs directly associated with acquisition, exploration, and development activities, the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized within a cost center. Costs of production and general and administrative corporate costs unrelated to acquisition, exploration, and development activities are expensed as incurred.

Costs associated with unevaluated properties are capitalized as oil and natural gas properties but are excluded from the amortization base during the evaluation period. When we determine whether the property has proved recoverable reserves or not, or if there is an impairment, the costs are transferred into the amortization base and thereby become subject to amortization.

We assess all items classified as unevaluated property on at least an annual basis for inclusion in the amortization base. We assess properties on an individual basis or as a group if properties are individually insignificant. The assessment includes consideration of the following factors, among others: intent to drill; remaining lease term; geological and geophysical evaluations; drilling results and activity; the assignment of proved reserves; and the economic viability of development if proved reserves are assigned. During any period in which these factors indicate that there would be impairment, or if proved reserves are assigned to a property, the cumulative costs incurred to date for such property are transferred to the amortizable base and are then subject to amortization.

Capitalized costs included in the amortization base, including estimated asset retirement costs, plus the estimated future expenditures to be incurred in developing proved reserves, net of estimated salvage values. Sales or other dispositions of oil and natural gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded unless the ratio of cost to proved reserves would significantly change.

Impairment

The net book value of all capitalized oil and natural gas properties within a cost center, less related deferred income taxes, is subject to a full cost ceiling limitation which is calculated quarterly. Under the ceiling limitation, costs may not exceed an aggregate of the present value of future net revenues attributable to proved oil and natural gas reserves discounted at 10 percent using current prices, plus the lower of cost or market value of unproved properties included in the amortization base, plus the cost of unevaluated properties, less any associated tax effects. Any excess of the net book value, less related deferred tax benefits, over the ceiling is written off as expense. Impairment expense recorded in one period may not be reversed in a subsequent period even though higher oil and gas prices may have increased the ceiling applicable to the subsequent period. At December 31, 2013, the ceiling exceeded the net book value of the property and it was not necessary to record an impairment charge.

ALPHA ENERGY, INC.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Asset retirement obligation

We record the fair value of an asset retirement cost, and corresponding liability as part of the cost of the related long-lived asset and the cost is subsequently allocated to expense using a systematic and rational method. We record an asset retirement obligation to reflect our legal obligations related to future plugging and abandonment of our oil and natural gas wells and gathering systems. We estimate the expected cash flow associated with the obligation and discount the amount using a credit-adjusted, risk-free interest rate. At least annually, we reassess the obligation to determine whether a change in the estimated obligation is necessary. We evaluate whether there are indicators that suggest the estimated cash flows underlying the obligation have materially changed. Should those indicators suggest the estimated obligation may have materially changed on an interim basis (quarterly), we will update our assessment accordingly. Additional retirement obligations increase the liability associated with new oil and natural gas wells and gathering systems as these obligations are incurred.

Capital Stock

The Company has authorized sixty five million (65,000,000) shares of common stock with $0.0001 par value and ten million (10,000,000) shares of preferred stock with $0.0001 par value. There were 8,157,000 shares of common stock and no shares of preferred stock issued and outstanding at December 31, 2013.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future financial statements.

NOTE 2 – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the Business paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

ALPHA ENERGY, INC.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2013

NOTE 3 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended December 2013 applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns for the Company remain open.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the federal statutory rate	39.63%
Effect on operating losses	(39.63%)
-

Changes in the net deferred tax assets consist of the following:

2013
Net operating loss carry forward	17,889
Valuation allowance	(17,889)
Net deferred tax asset	-

A reconciliation of income taxes computed at the statutory rate is as follows:

2013
Tax at statutory rate (39%)	7,089
Increase in valuation allowance	(7,089)
Net deferred tax asset	-

The net federal operating loss carry forward will expire in 2033. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 4 – STOCK

The Company is authorized to issue up to 10,000,000 shares of $0.0001 par value preferred stock and 65,000,000 shares of $0.0001 par value common stock.

During the period ended December 31, 2013, the Company issued a total of 7,977,000 common shares in exchange for services valued at $798; 50,000 common shares for the acquisition of an oil and gas lease valued at $24,000 and a total of 130,000 common shares for net cash proceeds of $16,500.

There were 0 shares of preferred stock and 8,157,000 shares of common stock issued and outstanding at December 31, 2013, respectively.

ALPHA ENERGY, INC.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2013

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

The Company received advances from related parties totaling $275 during the period ended December 31, 2013. The advances from related parties are due on demand with no interest incurred.

NOTE 6 – SUBSEQUENT EVENTS

On various dates in 2014, the Company issued a total of 120,000 shares of $0.0001 par value common stock for net cash proceeds of $18,000. Additionally, 80,000 shares of $0.0001 par value common stock were issued in exchange for services valued at $12,000. The Company has evaluated all other events through the date of this filing and determined there are no additional events to disclose.

ALPHA ENERGY, INC.

(A Development Stage Company)

Unaudited Condensed Financial Statements

March 31, 2014

ALPHA ENERGY, INC.

(A Development Stage Company)

Unaudited Condensed Financial Statements

March 31, 2014

Page(s)
Unaudited Condensed Balance Sheets as of March 31, 2014 and December 31, 2013	F-14

Unaudited Condensed Statements of Operations for the three months ended March 31, 2014 and the period of September 26, 2013 (inception) to March 31, 2014	F-15

Unaudited Condensed Statements of Cash Flows for the three months ended March 31, 2014 and the period of September 26, 2013 (inception) to March 31, 2014	F-16

Notes to the Unaudited Condensed Financial Statements	F-17

ALPHA ENERGY, INC.
(A DEVELOPMENT STATE COMPANY)
CONDENSED BALANCE SHEETS (UNAUDITED)

	March 31, 2014	December 31, 2013
ASSETS
Current assets
Cash	$10,683	$2,229
Prepaid expenses	3,955	455
Subscription receivable	4,500	-
Total current assets	19,138	2,684

Intangible asset	24,000	24,000

Total assets	$43,138	$26,684

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
Accounts payable	$-	$3,000
Deferred revenue	5,000	-
Notes payable, related party	275	275
Total current liabilities	5,275	3,275

Stockholders' equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.0001 par value; 65,000,000 shares authorized; 8,267,000 and 8,157,000 issued and outstanding at March 31, 2014 and December 31, 2013	827	816
Additional paid in capital	56,971	40,482
Deficit accumulated during the development stage	(19,935)	(17,889)
Total stockholders' equity	37,863	23,409

Total liabilities and stockholders' equity	$43,138	$26,684

See accompanying notes to unaudited condensed financial statements.

ALPHA ENERGY, INC.
(A DEVELOPMENT STATE COMPANY)
CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

	Three months ended March 31, 2014	Period from September 26, 2013 (Inception) to March 31, 2014
Revenues	$-	$-

Operating expenses
Professional services	1,000	18,048
General and administrative	1,046	1,887
Total operating expenses	2,046	19,935

Loss from operations	(2,046)	(19,935)

Provision for income taxes	-	-

Net loss applicable to common shareholders	$(2,046)	$(19,935)

Net loss per share, basic and diluted	$(0.00)

Weighted average shares outstanding, basic and diluted	8,191,667

See accompanying notes to unaudited condensed financial statements.

ALPHA ENERGY, INC.
(A DEVELOPMENT STATE COMPANY)
CONDENSED STATEMENT OF CASH FLOWS (UNAUDITED)

	Three months ended March 31, 2014	Period from September 26, 2013 (Inception) to March 31, 2014
Cash flows from operating activities
Net loss	$(2,046)	$(19,935)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	-	798
Changes in operating assets and liabilities
Prepaid expenses	(3,500)	(3,955)
Accounts payable	(3,000)	-
Deferred revenue	5,000	5,000
Net cash used in operating activities	(3,546)	(18,092)

Net cash used in investing activities	-	-

Cash flows from financing activities
Proceeds from related party notes	-	275
Proceeds from sale of common stock	12,000	28,500
Net cash provided by financing activities	12,000	28,775

Cash, beginning of period	2,229	-
Net change in cash	8,454	10,683
Cash, end of period	$10,683	$10,683

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Supplemental disclosure of non-cash investing activities
Issuance of common stock for intangible asset	$-	$24,000
Issuance of common stock for receivable	$4,500	$4,500

See accompanying notes to unaudited condensed financial statements.

ALPHA ENERGY, INC.

(A Development Stage Company)

Notes to Unaudited Condensed Financial Statements

March 31, 2014

NOTE 1 – CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows as of March 31, 2014, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2013 audited financial statements. The results of operations for the period ended march 31, 2014 are not necessarily indicative of the operating results for the full years.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – COMMON STOCK ISSUANCES

During the three months ended March 31, 2014, the Company issued a total of 80,000 shares of its $0.0001 par value common stock for total cash proceeds of $12,000. Additionally, the Company issued 30,000 shares for a receivable for $4,500. There were 8,267,000 shares issued and outstanding at March 31, 2014.

NOTE 4 – SUBSEQUENT EVENTS

On various dates in 2014, the Company issued a total of 120,000 shares of $0.0001 par value common stock for net cash proceeds of $18,000. Additionally, 80,000 shares of $0.0001 par value common stock were issued in exchange for services valued at $12,000. The Company has evaluated all other events through the date of this filing and determined there are no additional events to disclose.

Dealer Prospectus Delivery Obligation

Until ___________ , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$272
Legal Fees and Expenses	10,000
Accounting Fees*	5,000
Miscellaneous*	200
Total	$15,472

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Our bylaws contains provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Title 7 of the CRS. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in CRS, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

Between September 26, 2013 and June 1, 2014, we sold a total of 8,357,000 common shares to eighteen investors. The issuances of the shares to the investors were exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D. The shares bear a restrictive transfer legend. This transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers, and (c) relied on a detailed disclosure document to communicate to the investors all material facts about the issuer including an audited balance sheet and reviewed statements of income, changes in stockholders' equity and cash flows. Each purchaser was given the opportunity to ask questions of us. Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

Name	Number of Shares of Common Stock Beneficially Owned
AG Management Associates	1,150,000
Arrow Consulting, LLP	2,050,000
Ballycastle Living Trust	3,000,000
CBK Management Assoc.	72,000
Grant Ziegler	50,000
Black Rock Oil and Gas, LLC	650,000
Croci Land Holding, LLC	583,333
Reginald A. Sr. and Frances H. Kemp	516,667
Angela Stevens	50,000
Delmer E. & Sharon K Zeigler	40,000
Dennis Arends	15,000
Joshua Haveman	20,000
Margaret H. Kantes	10,000
Bonita Walker	10,000
Kayleigh S. Hewtt	20,000
Deron Horne	40,000
Margaret R. Christie	30,000
Southwest Business Services	30,000
Reginald & Sherry Kemp	20,000
8,357,000

Item 16. Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of Alpha Energy, Inc. dated September 26, 2013
3.2	Bylaws dated November 2, 2013
5.1	Opinion of Harold P. Gewerter, Esq.
10.7	Subscription Agreement.
14.1	Code of Ethics
23.1	Consent of Malone Bailey LLP

Item 17. Undertakings

The undersigned hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)

include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

include any additional or changed material information on the plan of distribution.

(2)

that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, CO on July 2, 2014.

Alpha Energy, Inc.

By: /s/ Michael D. Davis

Michael D. Davis, CEO

Chairman of the Board, Principal Executive Officer

By: /s/ Reginald A. Kemp

Reginald A. Kemp, Secretary

By: /s/ Karen Ziegler

Karen Ziegler, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on July 2, 2014.

Alpha Energy, Inc.

By: /s/ Michael D. Davis

Michael D. Davis, CEO

Chairman of the Board, Principal Executive Officer

By: /s/ Reginald A. Kemp

Reginald A. Kemp, Secretary

By: /s/ Karen Ziegler

Karen Ziegler, President

II-4